Exhibit T3A-41.1

SAINT LUCIA
CERTIFICATE OF INCORPORATION

International Business Companies Act, Cap 12.14: Section 6

Fibre Investments Limited **No. 2013-00361**

Name of Company/Number of Company

I, hereby certify that the above named International Business Company was incorporated on 30 September 2013.

Registrar
International Business Companies